UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 11, 2013

REVETT MINERALS INC.
(Exact name of small business issuer in its charter)

Canada	91-1965912
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11115 East Montgomery, Suite G
Spokane Valley, Washington 99206
(Address of principal executive offices)

Registrant’s telephone number: (509) 921-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General instructions A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14 a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

          On March 7, 2013 the Company’s Board of Directors approved an amendment to its bylaws to include advance notice provisions, the purpose of which is to require that advance notice be provided to the Company in circumstances where nominations of persons for election to the board of directors of the Company are made by shareholders other than pursuant to the requisition of a meeting or a shareholder proposal in accordance with the Canadian Business Corporations Act.

          Among other things, the by-law amendment fixes a deadline by which shareholders must provide notice to the Company of nominations for election to the board. The notice must include all information that would be required to be disclosed in a dissident proxy circular in connection with the solicitations of proxies for the election of directors under applicable corporate and securities laws relating to the shareholder making the nominations (as if such shareholder were a dissident soliciting proxies) and each person that such shareholder proposes to nominate for election as a director. In addition, the notice must provide information as to the shareholdings of the shareholder making the nominations, confirmation that the proposed nominees meet the qualifications of directors and residency requirements imposed by corporate law, and confirmation as to whether each proposed nominee is independent for the purposes of National Instrument 52-110. The deadline by which the notice must be delivered to the Company is set forth in the table below.

Meeting Type	Nomination Deadline
Annual meeting of shareholders

Either (a) no fewer than 30 days and no more than 65 days prior to the date of the meeting or (b) no more than 10 days after the date of the first public filing or announcement of the date of the meeting, if the meeting is called for a date that is fewer than 50 days after the date of such public filing or announcement.

Special meeting of shareholders (which is not also an annual meeting)	No more than 15 days after the date of the first public filing or announcement of the date of the meeting.

The by-law amendment is effective immediately. In accordance with Canada Business Corporations Act, the amendment will be subject to confirmation by shareholders at the Company’s next shareholder meeting. The amendment will apply to that meeting, unless it is not confirmed by shareholders. The amendment, containing the full details of the advance notice provisions, is being filed under the Company’s profile on SEDAR at www.sedar.com.

Item 9.01. Financial Statements and Exhibits

99.1	News Release, dated March 8, 2013

99.2	Amended By- Law – 20.1 Advance Notice of Director Nominations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REVETT MINERALS INC
(registrant)

Date: March 11, 2013	By: /s/ Ken Eickerman
Ken Eickerman
Chief Financial Officer